UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2016

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(Address of principal executive offices) (zip code)

(604) 629-5989

 (Registrant's telephone number, including area code)

 Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2016 DelMar Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors (“Investors”), pursuant to which the Company sold an aggregate of 105,375 shares of Series B Preferred Stock (the “Series B Preferred Shares”) for a purchase price of $8.00 per share, for aggregate gross proceeds of approximately $843,000 (the “Series B Closing”). The Series B Preferred Shares are convertible into 263,438 shares of the Company’s common stock.

In connection with the Series B Closing, the Company paid placement agents a total of $39,840 in commissions (equal to 8% of the gross proceeds received by the Company from the sale of Series B Preferred Shares sold by the placement agents) and issued the placement agents warrants to purchase 12,450 shares of common stock (equal to 8% of the number of shares of common stock issuable upon conversion of Series B Preferred Shares sold by such placement agents in the offering). The warrants issued to the placement agents are exercisable 180 days from the date of the Series B Closing and terminate on the fifth anniversary of the date of the Series B Closing. The exercise price of the Warrants issued to the placement agents is $4.00 subject to adjustment as provided in the warrants and may be exercised on a cashless basis.

In connection with the sale of the Series B Preferred Shares, the Company and the Investors also entered into a Royalty Agreement (the “Royalty Agreement”), that will pay to the Investors, in aggregate, a royalty based on their pro rata ownership of the Series B Preferred Shares equal to a percentage of net revenue net revenue for VAL-083 products sold directly by the Company and a percentage of cash received by the Company pursuant to VAL-083 licensing or partnering agreements. The Company has filed with the Securities and Exchange Commission an application for Confidential Treatment of the specific percentages and has omitted them from this Report.

The Investors’ royalty rights which include a right, until such time as Investor converts its Series B Preferred Shares into common stock to:

(i) receive a royalty payment when same are paid out by the Company; and

(ii) receive any Vested Royalties on the applicable Record Date.

Upon conversion of an Investor’s Series B Preferred Shares, such Investor shall no longer receive ongoing royalty payments but will be entitled to receive any residual royalty payments in respect of Vested Royalties. “Vested Royalties” are royalties that vest each year during the first three years after the date of the Series B Closing, in equal thirds, with holders who hold Preferred Shares upon each of the first, second and third 12-month anniversary dates of the Series B Closing. Any holder that exercises its conversion rights prior to 36 months after the Closing will only receive payments in respect of rights vested before the conversion and all unvested portions of the royalty will be added back in to the pool of the remaining holders for distribution.

Pursuant to the Purchase Agreement, the Company agreed to use commercially reasonable efforts to file a registration statement for the resale of the share of common stock issuable upon conversion of the Series B Preferred Shares within the earlier of (a) 60 days of the listing of the Company’s common stock on the Nasdaq Capital Market or the NYSE MKT or (b) 180 days from the final closing of the offering of the Series B Preferred Shares. In addition, if at any time after the final closing for the Series B Preferred Shares, the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities (other than in connection with a transaction contemplated by Rule 145(a) under the Securities Act or pursuant to Form S-8 or any equivalent form), the Company shall give notice to the holders of the Series B Preferred Shares and will use commercially reasonable efforts to include in such registration statement all or any part of the shares issuable upon conversion of the Series B Preferred Shares the holders request to be included.

Pursuant to the Purchase Agreement, the Company will use commercially reasonable efforts to file an application to have its common stock listed on an exchange or market within ten business days of the Closing. The Company makes no representation that the Company’s application will be approved.

The forgoing descriptions of the Purchase Agreement, the Placement Agent Warrants the Certificate of Designations and the Royalty Agreement are qualified by reference to the full text of these documents, copies of each of which are attached as exhibits hereto.

The securities referenced above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

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Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference.

Item 8.01 Other Events.

From April 29, 2016 through June 8, 2016, including previously disclosed sales, the Company has sold a total of $7,057,900 of gross proceeds of its Series B Preferred Shares in private placements (the “Private Placements”) and issued a total of 882,238 shares of its Series B Preferred Shares which are convertible into 2,205,595 shares of the Company’s Common Stock.

The following is the Company’s pro forma balance sheet as of March 31, 2016 taking into account adjustments for the issuance of the Series B Preferred Shares, and the amendment and exercise of certain warrants. On a pro forma basis as of March 31, 2016, the Company had total shareholders’ equity of $6,444,830.

DelMar Pharmaceuticals, Inc.

Pro Forma Balance Sheet
March 31, 2016

UNAUDITED

	Actual March 31, 2016	Pro Forma Adjustments	Pro Forma March 31, 2016

ASSETS
Cash and cash equivalents	937,355	6,565,441	7,502,796
Taxes and other receivables	32,142	-	32,142
Prepaid expenses	85,292	-	85,292
Deferred costs	60,647	(60,647)	-
	1,115,436	6,504,794	7,620,230
Intangible assets - net	39,875	-	39,875
	1,155,311	6,504,794	7,660,105

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	646,948	25,201	672,149
Related party payables	29,018	-	29,018
	675,966	25,201	701,167

Stock option liability	149,698	-	149,698
Derivative liability	1,017,250	(652,840)	364,410

	1,842,914	(627,639)	1,215,275

STOCKHOLDERS' ACCUMULATED EQUITY
Preferred stock	278,530	6,154,592	6,433,122
Common stock	44,309	(34,204)	10,105
Additional paid-in capital	21,805,867	812,045	22,617,912
Warrants	1,190,553	200,000	1,390,553
Accumulated other comprehensive income	21,178	-	21,178
Accumulated deficit	(24,028,040)	-	(24,028,040)

Total stockholder's equity	(687,603)	7,132,433	6,444,830

	1,155,311	6,504,794	7,660,105

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement (1)

10.2	Form of Royalty Agreement* (1)

10.3	Form of Placement Agent Warrant (1)

* A redacted version of this Exhibit is incorporated by reference. An un-redacted version of this Exhibit has been separately filed with the Securities and Exchange Commission pursuant to an application for confidential treatment. The confidential portions of the Exhibit have been omitted and are marked by an asterisk.

(1) Incorporated by reference to the Current Report on Form 8-K that was filed with the Securities and Exchange Commission by the Company on May 5, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: June 9, 2016	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

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